Exhibit 10.1

DEPOSIT ACCOUNT CONTROL AGREEMENT

THIS DEPOSIT ACCOUNT CONTROL AGREEMENT (this “Agreement”) is made this 10th day of March, 2010, by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee under that certain Indenture dated August 2, 2004, as the same has been and may hereafter be amended, supplemented, modified, replaced or substituted (the “Indenture”), and any successor Trustee (the “Trustee”), with a location at 45 Broadway, 12th Floor, New York, New York 10006 (Attn:  James R. Lewis, Corporate Trust Services), KH FUNDING COMPANY, a Maryland corporation (the “Debtor”), located at 10801 Lockwood Drive, Suite 370, Silver Spring, Maryland 20901 (Attn:  Robert L. Harris), and Sandy Spring Bank, a Maryland commercial bank (the “Bank”), at 17801 Georgia Avenue, Olney, Maryland 20832 (Attn: SVP, Retail Administration, with a copy to Associate Counsel).

Recitals

R.1           The Bank holds deposit account number ________ in the name of the Debtor (the “Account”).

R.2           Debtor hereby grants to Trustee a security interest in the Account.  Trustee, Debtor and Bank are entering into this Agreement to perfect Trustee’s security interest in the Account.

NOW, THEREFORE, in consideration of the Recitals and other consideration, the Bank, Debtor and Trustee agree as follows:

Agreement

1. Grant of Security Interest.  The Debtor hereby grants to the Trustee a continuing first priority security interest in the Account, including all funds now or hereafter credited to the Account.

2. The Account.  The Bank represents and warrants to Trustee that (a) Paragraph R.1 of the “Recitals” section hereof is true and correct, (b) Exhibit A is the most recently issued statement of the Account and is complete and accurate as of the date thereof, (c) the Bank has not agreed with any party, other than the Debtor and the Trustee, to comply with instructions concerning the Account, and (d) the Bank has no actual knowledge of any claim to or interest in the Account, other than the interests of the Trustee and the Debtor and any claim of the Bank permitted under Section 3 hereof.

3. Priority of Lien.  The Bank waives any encumbrances, claims and rights of set off (or recoupment) it may have against the Account and agrees that, except with respect to payment of its fees under the agreement between the Debtor and the Bank attached hereto as Exhibit B (the “Customer Agreement”), it will not assert any banker’s lien, encumbrance, claim or setoff against the Account. Provided, however, that if any checks or other items or receipts deposited in the Account are returned unpaid or otherwise dishonored, Bank shall have the right to charge any and all such returned or dishonored items against the Account or to demand reimbursement therefor directly from Debtor.

4. Control.  Subject to Section 5 hereof, the Bank will comply with any written instructions, including, without limitation, instructions to close the Account, given to it by both the Trustee and the Debtor.  The Bank will promptly transmit to the Trustee and the Debtor any Account instructions it receives concerning the Account given by any person other than the Debtor or the Trustee.

5. Debtor’s Authority to Withdraw.  The Bank may comply with the Debtor’s instructions concerning the Account until the Trustee notifies the Bank in writing that the Trustee is exercising exclusive control over the Account (the “Control Notice”).  No later than three (3) banking days after receiving the Control Notice, the Bank shall stop complying with any instructions given by the Debtor.  The Bank has no liability to the Trustee for following any instruction given to it by the Debtor prior to such date.  For purposes of this Agreement, a “banking day” is any day other than a Saturday, a Sunday, a legal holiday or any other day on which the Bank is permitted or required by federal and Maryland law to be closed for business.

6. Statements and Confirmations.  The Bank will send copies of all statements and other correspondence concerning the Account to the Trustee at Trustee’s address, at the sole expense of Debtor.

7. Responsibility of the Bank.  Except for complying with the Debtor’s instructions in violation of Section 5, the Bank has no liability to Debtor for complying with the Trustee’s notice of exclusive control or complying with instructions concerning the Account given by the Trustee.  This Agreement does not create any obligation or duty on the Bank other than those expressly set forth herein. Bank shall not be bound in any way by the terms of any agreement or contract between Debtor and Trustee or any other party, whether or not the Bank has knowledge thereof excluding this Agreement. Bank's only duties or responsibilities shall be to hold and disburse the funds in the Account, in accordance with the terms of this Agreement.

8. Bank May Rely on Instruments. Bank assumes no liability or responsibility for the form, sufficiency, accuracy, genuineness, falsification or legal effect of any documents, notices or certifications delivered pursuant to this Agreement. Bank shall have no responsibility or liability to Debtor or Trustee or their successors in interest, for any action taken by Bank in good faith upon receipt of any instrument or other writing reasonably believed by Bank to be genuine and to be properly signed or presented, and Bank shall be under no duty to investigate or question any such instrument or other writing. Bank shall not be responsible for any act done or omitted by it in good faith. Bank shall not be bound by any notice of a claim or demand with respect hereto unless received by it in writing.

9. Exclusion of Bank; Indemnification by Debtor.  Debtor and Trustee agree that Bank shall have no liability to either of Debtor or Trustee for any loss or damage that either or both may claim to have suffered or incurred, either directly or indirectly, by reason of this Agreement or any transaction or service contemplated by its provisions, unless occasioned by the gross negligence or willful misconduct of Bank.  In no event shall Bank be liable for any losses, costs, or damages, whether direct or indirect, special, or consequential resulting or arising from computer malfunction, interruption of communication facilities, labor difficulties, or other causes beyond Bank’s reasonable control.  Debtor agrees to indemnify Bank and hold it harmless from and against any and all claims, other than those based upon the gross negligence or willful misconduct of Bank as finally determined by a court, and from and against any damages, penalties, judgments, liabilities, losses, or expenses (including reasonable attorney fees and disbursements) incurred as a result of the assertion of any claim, by any person or entity, arising out of, or otherwise related to, any transaction conducted or service provided by Bank through the use of any account at Bank pursuant to the procedures provided for or contemplated by this Agreement.  To the extent not paid by Debtor within fifteen (15) calendar days after demand, Trustee will indemnify Bank against any claims, liabilities or expenses (including reasonable attorneys’ fees) to the extent they arise out of Bank’s compliance with any instructions from Trustee with respect to the Account, except if such claims, liabilities or expenses are caused by Bank’s gross negligence or willful misconduct.

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10. Conflicting Claims.  If any dispute arises between the parties with respect to the obligations of Bank hereunder or if at any time Bank is served with legal process, which Bank, in good faith, believes may subject Bank to loss or liability for disbursing any funds deposited in the Account as provided herein, then Bank shall have the right either (x) to place a hold on funds in the Account until such time as Bank receives an appropriate court order or other assurance satisfactory to it as to the disposition of the funds or (y) to commence, at Debtor’s expense, an interpleader action in any competent federal or state court located in the State of Maryland, and to take no further action, except in accordance with joint written instructions from Debtor and Trustee or in accordance with an appropriate court order.

11. Tax Reporting.  All income, gain, expense and loss recognized in the Account shall be reported to all taxing authorities under the Debtor’s name and taxpayer identification number.

12. Customer Agreement.  The terms of this Agreement will prevail if this Agreement conflicts with any other agreement between the Bank and the Debtor, including, without limitation, the Customer Agreement.  Irrespective of any term of the Customer Agreement, the Uniform Commercial Code of Maryland shall govern the Account for purposes of Article 9 of the Uniform Commercial Code.

13. Termination.  This Agreement may be terminated by Debtor only upon delivery to Bank of a written notification jointly executed by Debtor and Trustee.  This Agreement may be terminated by the Trustee at any time, with or without cause, upon its delivery of written notice to Debtor and Bank.   This Agreement may be terminated by Bank at any time on not less than 30 days’ prior written notice delivered to Debtor and Trustee.  Upon delivery or receipt of such notice of termination to or by Bank, Bank will immediately transmit to such deposit account as Trustee may direct all funds, if any, then on deposit in the Account.

14. Entire Agreement.  This Agreement, Exhibit A and Exhibit B constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning this subject matter.

15. Amendments.  No amendment, modification or termination of this Agreement or waiver of any right shall be binding on any party unless it is in writing and signed by the party to be charged.

16. Severability.  If any term of this Agreement is invalid or unenforceable, the remainder of this Agreement shall be construed as if such invalid or unenforceable term were omitted.

17. Successors.  The terms of this Agreement are binding upon, and inure to the benefit of, the parties and their respective successors and assigns.

18. Notices.  Any notice or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when personally delivered, or upon receipt after being sent by certified United States mail, or the next banking day after depositing any notice with a reputable overnight courier service, to the party at the address set forth next to such party’s name in the introduction to this Agreement.  Any party may change that party’s address for notices in the manner set forth above.

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19. Choice of Law.  This Agreement shall be governed by the laws of the State of Maryland without regard to its conflict of laws provisions.

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IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed under seal as of the date and year first written above.

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Trustee

By:           /s/ James R. Lewis
Name:      James R. Lewis
Title:        Vice President

KH FUNDING COMPANY

By:           /s/ Robert L. Harris
Name:      Robert L. Harris
Title:        President

SANDY SPRING BANK

By:           /s/ Terri L. Ferrara
Name:
Title:        Retail Administration, SVP

EXHIBIT A
STATEMENT OF ACCOUNT

[OMITTED]

EXHIBIT B
CUSTOMER AGREEMENT

Fee Agreement

The following fees shall be applicable to this agreement:

•	Administration Fee - $2500
•	All account fees set forth in Bank’s Deposit Account Agreement, a copy of which has been previously provided to Debtor.